Exhibit 99.1

For Immediate Release

Contact:

Mona J. Walsh (Investors)

Edelman

212-704-4598

mona.walsh@edelman.com

Kellie Hotz (Media Inquiries)

Edelman

312-240-2701

kellie.hotz@edelman.com

CRYO-CELL INTERNATIONAL, INC. REPORTS FIRST QUARTER 2008 RESULTS

OLDSMAR, Fla. – April 10, 2008 – Cryo-Cell International, Inc. (OTC Bulletin Board Symbol: CCEL) (the “Company”), one of the world’s largest and most established family cord blood banks, today announced results for the first quarter ended February 29, 2008.

Consolidated revenues for the first quarter were approximately $4.2 million, remaining relatively flat, as compared to approximately $4.2 million for the first quarter of 2007. The Company reported a net loss in the first quarter 2008 of approximately ($247,000), or ($0.02) per basic common share, compared to a net loss of approximately ($787,000), or ($0.07) per basic common share, in the first fiscal quarter of 2007. The decrease in the net loss in the first quarter of fiscal 2008 is in part the result of a 5% decrease in cost of sales and a 16% decrease in marketing, general and administrative expenses. In addition, research and development expenses were approximately $45,000 in the first quarter of 2008, a decrease of approximately 67% in comparison to the same period in 2007. Research and development expenses in 2008 represented expenses related to the development of the Company’s new C’elle® menstrual stem cell technology.

The Company recognized approximately $183,000 in licensee income for the first quarter of fiscal 2008, compared to approximately $288,000 for the 2007 period. The licensee income in the 2008 period is royalty income earned on subsequent processing and storage of specimens in geographical areas where the Company has license agreements, and from the sale of sub-license agreements by licensees. Licensee income for the 2007 period consisted of $127,440 received as an installment payment from the non-recurring sale of the India license agreement and $160,555 of royalty income earned on the subsequent processing and storage of specimens in geographical areas where the Company has license agreements, and from the sale of sub-license agreements by licensees.

As of February 29, 2008, the Company had approximately $4.2 million in available cash, cash equivalents, marketable securities and other investments. The Company had no long-term debt at the end of the quarter

On November 1, 2007 Cryo-Cell commercially launched the C’elle menstrual stem cell preservation and storage service, an innovative and proprietary new service based on the Company’s extensive patent portfolio of intellectual property. C’elle represents a major milestone in the Company’s strategic plan to achieve product diversification, and the new service is expected to contribute to future revenue growth and earnings. In parallel, Cryo-Cell is also implementing plans to license C’elle technology in strategic global markets that may potentially serve to generate additional new sources of revenue.

“We are encouraged by Cryo-Cell’s improved performance in the first quarter of 2008. In accordance with our long-term strategic plan, we believe that the Company is progressing well in the early phase of fiscal 2008,” stated Mercedes Walton, Chairman and Chief Executive Officer. “In 2006, following nine consecutive quarters of profitability spanning the first quarter of 2004 through the second quarter of 2006, Cryo-Cell’s Board of Directors made the deliberate decision to forsake continued near-term profitability in order to invest in the long-term growth of our business. At this juncture, we are pleased with early indicators that we believe reflect growing interest in C’elle, as both a standalone direct-to-consumer service and as a uniquely differentiated combination service offered along with our signature UCord® product.”

“Notwithstanding formidable challenges associated with new product development, intensified industry competition and the overall impact of the economy on discretionary consumer spending, the Company has maintained a steadfast focus on our comprehensive strategic plan to achieve product diversification and advance commercialization of novel and compelling technology based on Cryo-Cell’s intellectual property.” Walton continued, “With a strong and robust foundation for future growth now well in place, we believe that the Company is solidly positioned to increase revenue, achieve profitability and attain new levels of success as an industry leader of innovative stem cell solutions in fiscal 2008. We reaffirm our commitment to deliver increased shareholder value in the coming periods.”

Based in Oldsmar, Florida, with over 150,000 clients worldwide, Cryo-Cell is one of the largest and most established family cord blood banks. ISO 9001:2000 certified and accredited by the AABB, Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility. Cryo-Cell is a publicly traded company. OTC Bulletin Board Symbol: CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com. For more information about C’elle visit http://www.celle.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects” or “expects” as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the uncertainty of market acceptance of any potential service offerings relating to types of stem cells other than cord blood stem cells, including the C’elle service, given that menstrual stem cells and other new stem cells have not yet been used in human therapies, and treatment applications using such stem cells are not likely to be developed and commercialized for many years and are subject to further research and development and publication of scientific research; the need for additional development and testing before determining the ultimate commercial value of the Company’s intellectual property relating to the menstrual stem cells; the need to complete certain developments, including completion of clinical validation and testing, before any new process other than the C’elle service can be commercialized, and to complete the Company’s development of its final business and economic model in offering any such service; the need for continued significant marketing expenditures in connection with the umbilical cord blood stem cell business; any adverse effect or limitations caused by recent increases in government regulation of stem cell storage facilities; any increased competition in our business; any decrease or slowdown in the number of people seeking to store umbilical cord blood stem cells or decrease in the number of people paying annual storage fees; any adverse impacts on our revenue or operating margins due to the costs associated with increased growth in our business, including the possibility of unanticipated costs relating to the operation of our new facility; any technological breakthrough or medical breakthrough that would render the Company’s business of stem cell preservation obsolete; any material failure or malfunction in our storage facilities; any natural disaster such as a tornado, other disaster (fire) or act of terrorism that adversely affects stored specimens; the costs associated with defending or prosecuting litigation matters and any material adverse result from such matters; decreases in asset valuations; any negative consequences resulting from deriving, shipping and storing specimens at a second location; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company.